UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    December 21, 2004

CROWN PACIFIC PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	0-24976	93-1161833
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

805 SW Broadway Street, Suite 1500 Portland, Oregon		97205
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  503-274-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CROWN PACIFIC PARTNERS, L.P.

FORM 8-K

INDEX

Item	Description

Item 4.01	Changes in Registrant’s Certifying Accountant

Item 9.01	Financial Statements and Exhibits

Signatures

Item 4.01.  Changes in Registrant’s Certifying Accountant

On December 21, 2004, as approved by the Audit Committee of the Board of Control of Crown Pacific Partners, L.P. (“Crown”), Crown dismissed PricewaterhouseCoopers LLP (“PwC”) as its Independent Registered Public Accounting Firm.   PwC’s reports on the financial statements of Crown as of and for the years ended December 31, 2003 and 2002 contained an explanatory paragraph that disclosed substantial doubt about Crown’s ability to continue as a going concern.  Other than the disclosure in such explanatory paragraph, the reports of PwC on Crown’s financial statements as of and for the years ended December 31, 2003 and 2002 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.  During the years ended December 31, 2003 and 2002 and through December 21, 2004, there have not been any disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, or any reportable events as defined under Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission.

A copy of a letter addressed to the Securities and Exchange Commission from PwC stating that it agrees with the above statements is included with this 8-K as exhibit 16.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

The following exhibit is filed herewith and this list is intended to constitute the exhibit index:

16                        Letter re change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2004	CROWN PACIFIC PARTNERS, L.P.

	By:	Crown Pacific Management Limited Partnership, as General Partner

	By:	/s/ Steven E. Dietrich
Steven E. Dietrich
Senior Vice President, Chief Financial Officer and Treasurer
(Duly Authorized Officer and Principal Financial and Accounting Officer)